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                                                                    Exhibit 99.1

                      Cornerstone Realty Income Trust, Inc.
          306 East Main Street Richmond, Virginia 23219 (804) 643-1761
                                                   Contact: Mark M. Murphy
For Immediate Release                                       (804) 643-1761 x231
---------------------

              Cornerstone Realty Reports First Quarter 2003 Results

RICHMOND, Va., May 1, 2003 --- Cornerstone Realty Income Trust, Inc. (NYSE: TCR) reported today that Funds From Operations ("FFO") for the first quarter ended March 31, 2003 were $10.5 million, or $0.21 per common share, compared with $10.0 million, or $0.20 per common share, in the fourth quarter of 2002. FFO in the first quarter of 2002 was $13.6 million, or $0.28 per common share. A reconciliation of net income to FFO is included in the Operating Results table at the end of this news release.

Total revenues in the first quarters of 2003 and 2002 were $40.0 million. Average physical occupancy in the first quarters of 2003 and 2002 was 91%. The average rent per unit during the first quarter of 2003 was $683 compared with $695 in the first quarter of last year.

Commenting on the first quarter results, Glade M. Knight, chairman and chief executive officer, said: "While we are pleased to have generated a slight increase in FFO per share in the first quarter compared with the fourth quarter of last year, we continue to operate in a challenging environment due to slow employment growth in our major markets, new apartment completions, and low mortgage rates. We expect these conditions to persist throughout the year. In the interim, we are continuing to operate our business as cost effectively as possible and implement marketing and customer-service programs designed to retain our current residents as well as attract new residents to our apartment communities," Knight said.

"In the first quarter of this year, we announced that Cornerstone and Merry Land Properties, Inc. had entered into a merger agreement in which Merry Land will merge into a wholly-owned subsidiary of Cornerstone. We are very excited about this proposed transaction, which we believe will be accretive to Cornerstone in the first year of operations following the merger. In addition, the merger would increase our total portfolio of assets by approximately 10%, significantly enhancing our presence in Charleston, South Carolina with 888 additional units, and establishing a new market for us in Savannah, Georgia with 1,078 units. The proposed transaction also would provide Cornerstone with a third-party property management business, undeveloped apartment land, and ownership interests in two joint ventures.

"During the first quarter, we also completed the sales of two properties for approximately $15.9 million, part of a selective disposition program of non-core assets that we initiated last year. We have utilized some of the proceeds from these sales to reduce debt and fund additional common stock purchases as part of our common stock repurchase program, and we expect to continue to do so if additional dispositions occur throughout the year," Knight explained.

Comparable Property Operations
------------------------------
Comparable property operations is a measure Cornerstone uses to evaluate performance and is not deemed to be an alternative to net income as determined in accordance with generally accepted accounting principles. In addition, this measure as calculated by Cornerstone may not be comparable to similarly entitled measures of other companies.

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Cornerstone Realty Income Trust, Inc. --- Page 2

Cornerstone's "same-community" portfolio consists of 72 stabilized apartment communities containing 19,249 apartment homes that the company has owned since January 1, 2002, representing 91% of Cornerstone's 21,223 units. For the first quarter of 2003, same-community property operating income (rental income less property operating expenses) decreased 13% from the first quarter of last year. First quarter 2003 rental income decreased 4% while property operating expenses increased 10% compared with the first quarter of 2002, due primarily to higher utility costs, real estate taxes and property insurance expenses. These three expense items accounted for approximately 70% of the increase in reported expenses, with the balance attributable primarily to increased turn costs and marketing expenses.

Acquisition and Disposition Activity
------------------------------------
During the first quarter of 2003, Cornerstone announced that it and Merry Land Properties, Inc. (NASDAQ: MRYP) had entered into a merger agreement in which Merry Land Properties would merge into a wholly-owned subsidiary of Cornerstone. The principal assets of Merry Land include nine apartment communities in Charleston, South Carolina and Savannah, Georgia with nearly 2,000 units, a third-party property management business, undeveloped apartment land, and ownership interests in two joint ventures.

The consideration for the transaction will consist of equity in the form of Cornerstone stock and the assumption by Cornerstone of existing Merry Land debt totaling approximately $94 million. The equity consideration consists of 1.818 Cornerstone common shares and 0.220 Cornerstone Series B Convertible Preferred Shares for each issued and outstanding share of Merry Land common stock. The Series B Shares will be voting shares of Cornerstone but will not pay dividends until converted into Cornerstone common shares, which will occur no later than October 1, 2003 based upon the completion of Merry Land's Merritt at Whitemarsh project in Savannah, Georgia.

The proposed transaction is structured as a tax-free merger and is subject to approval by Merry Land's shareholders and the satisfaction of other conditions. Merry Land has scheduled a special meeting of its shareholders on May 28, 2003 to consider the merger. A proxy statement/prospectus relating to the proposed merger was mailed to Merry Land shareholders in late April of this year.

During the first quarter of 2003, Cornerstone completed the sales of its Signature Place Apartments in Greenville, North Carolina for $6.9 million, and its Polo Run Apartments in Arlington, Texas for $9.0 million.

Financing Activity
------------------
In the first quarter of 2003, Cornerstone's unsecured credit facility with Wachovia was increased to $85 million from $75 million. The credit facility carries an interest rate of LIBOR plus 90 basis points. The current outstanding balance on the credit facility is approximately $78 million.

Dividends
---------
On October 7, 2002, Cornerstone announced that effective April 2003, its common share dividend policy would be to pay a regular quarterly cash dividend of $0.20 per common share. A quarterly dividend of $0.20 was paid on April 21, 2003 to common shareholders of record on March 31, 2003. The company also paid a quarterly dividend of $0.5938 per share on April 21, 2003 to record holders of its Series A Convertible Preferred Shares on March 31, 2003.

Conference Call and Webcast
---------------------------
Cornerstone will hold a live conference call and webcast tomorrow, May 2, 2003, at 10:00 a.m. EDT to review first quarter results. Individual investors can access the live webcast by visiting the Investor

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Cornerstone Realty Income Trust, Inc. --- Page 3

Relations page of the company's Web site at www.cornerstonereit.com. Investment professionals and media should call the company's Investor Relations department at (804) 643-1761 for further information on participating in the conference call. A replay of the call and webcast will also be available on the company's Web site at approximately 1:30 p.m. EDT.

Forward Looking Statements
--------------------------
Certain statements contained herein constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from results expressed or implied by such forward-looking statements. Such factors include, among other things, the risk that the proposed merger with Merry Land will not occur or that the results anticipated by the merger will not be realized, risks associated with unanticipated adverse business developments affecting the company, adverse changes in the real estate markets, and local as well as general economic and competitive factors. In addition, the timing and amounts of distributions to common shareholders are within the discretion of Cornerstone's board of directors. There is no assurance that planned events or results will be achieved.

Registration Statement Relating to Merry Land Merger
----------------------------------------------------
In connection with the proposed merger, Cornerstone has filed a registration statement with the Securities and Exchange Commission that contains the prospectus of Cornerstone relating to the securities to be issued as consideration in the merger and the proxy statement of Merry Land relating to the special meeting at which the proposed merger will be considered and voted upon by Merry Land's shareholders, as well as other relevant documents concerning the proposed merger. Investors and security holders are urged to read the proxy statement/prospectus, along with any other documents filed with the SEC, because they contain important information about Cornerstone, Merry Land and the merger. You can obtain a free copy of the registration statement, including the exhibits filed therewith, at the SEC's website at www.sec.gov. In addition, you may obtain the proxy statement/prospectus and other documents filed with the SEC free of charge by requesting them from Cornerstone, in writing, at Cornerstone Realty Income Trust, Inc., Attention: Mark M. Murphy, 306 East Main Street, Richmond, Virginia 23219, or by telephone at (804) 643-1761; or from Merry Land, in writing, at Merry Land Properties, Inc.,
Attention: Dorrie E. Green, 209 Seventh Street, Suite 300, Augusta, Georgia 30901, or by telephone at (706) 722-6756.

Corporate Profile
-----------------
Cornerstone Realty Income Trust, Inc. (NYSE:TCR) is a fully integrated, self-managed and self-advised real estate company that has operated as a real estate investment trust (REIT) since 1993. The company focuses on the ownership and management of multifamily communities in select markets in Virginia, North Carolina, South Carolina, Georgia and Texas. Currently Cornerstone owns 80 apartment communities with 21,223 units. Cornerstone is headquartered in Richmond, Virginia and its common stock trades on the New York Stock Exchange under the symbol "TCR." For more information about Cornerstone, visit the company's web site at www.cornerstonereit.com.

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

                      CORNERSTONE REALTY INCOME TRUST, INC.                                  Three Months
                                                                                                 Ended
                                Operating Results                                              March  31,
                      In Thousands Except Per Share Amounts                             2003              2002
----------------------------------------------------------------------------------------------------------------
Revenues
  Rental Income                                                                        $38,367          $38,398
  Other Property Income                                                                  1,631            1,569
                                                                                   -----------------------------
Total Revenues                                                                          39,998           39,967

Expenses
  Property and Maintenance                                                              11,334           10,099
  Real Estate Taxes and Insurance                                                        5,514            4,781
  Property Management                                                                      978              941
  General and Administrative                                                               823              861
  Other Depreciation                                                                         6                7
  Depreciation of Rental Property                                                       12,043           11,033
  Other                                                                                     99               97
                                                                                   -----------------------------
Total Expenses                                                                          30,797           27,819

Income Before Interest Income (Expense)                                                  9,201           12,148
  Interest Income                                                                            6               15
  Interest Expense                                                                     (10,915)         (10,047)
                                                                                   -----------------------------

Income (Loss) from Continuing Operations before Minority Interest
  of Unit Holders in Operating Partnership                                              (1,708)           2,116
Minority Interest of Unit Holders in Operating Partnership                                  12              (41)
                                                                                   -----------------------------
Income (Loss) from Continuing Operations                                                (1,696)           2,075

Income from Discontinued Operations                                                         11              209
Gain on Sales of Investments                                                             1,400                -
                                                                                   -----------------------------
Net Income (Loss)                                                                      $  (285)         $ 2,284
                                                                                   =============================

Distributions to Preferred Shareholders                                                    (76)             (76)
                                                                                   -----------------------------

Net Income (Loss) Available to Common Shareholders                                     $  (361)         $ 2,208
                                                                                   =============================

Funds From Operations

Net Income (Loss) Available to Common Shareholders                                     $  (361)         $ 2,208
Adjustments:
  Distributions to Preferred Shareholders                                                   76               76
  Minority Interest of Unit Holders in Operating Partnership                               (12)              41
  Gain on Sales of Investments                                                          (1,400)               -
  Depreciation from Discontinued Operations                                                162              221
  Depreciation of Rental Property                                                       12,043           11,033
                                                                                   -----------------------------
Funds From Operations                                                                  $10,508          $13,579
                                                                                   =============================

----------------------------------------------------------------------------------------------------------------

Per Share
  Weighted Average Shares -- Fully Converted                                            51,103           49,313
  Funds From Operations Per Share                                                      $  0.21          $  0.28
  Common Share Distributions                                                           $  0.28          $  0.28
  Net Income (Loss) from Continuing Operations -- Basic and Diluted                    $ (0.04)         $  0.04
  Net Income from Discontinued Operations -- Basic and Diluted                         $  0.03          $  0.01
  Net Income (Loss) Per Share -- Basic and Diluted                                     $ (0.01)         $  0.05
  Weighted Average Common Shares -- Basic and Diluted                                   48,819           47,826

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

     CORNERSTONE REALTY INCOME TRUST, INC.
               FINANCIAL SUMMARY
               Balance Sheet Data                               March 31,   December 31,
     In Thousands Except Per Share Amounts                        2003          2002
----------------------------------------------------------------------------------------
Assets
Investment in Rental Property
  Land                                                        $   150,708    $   152,207
  Building and Property Improvements                              962,704        975,532
  Furniture and Fixtures                                           34,571         34,853
                                                              -----------    -----------

                                                                1,147,983      1,162,592
  Less Accumulated Depreciation                                  (185,146)      (176,743)
                                                              -----------    -----------

                                                                  962,837        985,849
                                                              -----------    -----------

Cash and Cash Equivalents                                           9,491          1,380
Prepaid Expenses                                                    3,607          4,636
Deferred Financing Costs, Net                                       4,244          4,519
Other Assets                                                       18,390         18,463
                                                              -----------    -----------


                           Total Assets                       $   998,569    $ 1,014,847
                                                              ===========    ===========

----------------------------------------------------------------------------------------

Liabilities and Shareholders' Equity
Liabilities
  Notes Payable-Unsecured                                     $    78,239    $    77,913
  Notes Payable-Secured                                           603,288        604,446
  Distributions Payable                                                76             76
  Accounts Payable and Accrued Expenses                            10,593         12,953
  Rents Received in Advance                                           381            606
  Tenant Security Deposits                                          1,573          1,574
                                                              -----------    -----------

                        Total Liabilities                         694,150        697,568

Minority Interest of Unit Holders in Operating Partnership         20,154         30,205

Shareholders' Equity
  Preferred Stock, No Par Value, Authorized 25,000
    Shares; $25 Liquidation Preference, Series A Cumulative
    Convertible Redeemable; Issued and Outstanding
    128 Shares                                                      2,680          2,680
  Common Stock, No Par Value, Authorized
    100,000 Shares; Issued and Outstanding
    49,446 Shares and 48,361 Shares, Respectively                 498,368        487,303

  Deferred Compensation                                              (609)          (638)
  Distributions Greater Than Net Income                          (216,174)      (202,271)
                                                              -----------    -----------

      Total Shareholders' Equity                                  284,265        287,074
                                                              -----------    -----------

            Total Liabilities and Shareholders' Equity        $   998,569    $ 1,014,847
                                                              ===========    ===========

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